UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On April 16, 2019, the Board of Directors (the “Board”) of Pinnacle Financial Partners, Inc. (the “Company”) appointed Dana M. Sanders as the Company’s principal accounting officer, effective immediately. Harold R. Carpenter, the Company’s Executive Vice President and Chief Financial Officer, had previously served as the Company’s principal accounting officer in addition to serving as the principal financial officer.
Ms. Sanders, age 39, has been with the Company since November 2009. She has served as Senior Vice President, Manager of Financial Reporting since July 2011. She has also served on the leadership team of the Company since August 2016. Prior to joining the Company, Ms. Sanders worked in the audit practice of the accounting firm of KPMG LLP for approximately seven years, most recently as Senior Audit Manager. Ms. Sanders holds a Bachelor’s Degree in Accounting from Middle Tennessee State University. She is also a certified public accountant.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s 2019 Annual Meeting of Shareholders (the “Annual Meeting”), held on April 16, 2019, Abney S. Boxley, III, Charles E. Brock, Renda J. Burkhart, Gregory L. Burns, Richard D. Callicutt, II, Marty G. Dickens, Thomas C. Farnsworth, III, Joseph C. Galante, Glenda Baskin Glover, David B. Ingram, Robert A. McCabe, Jr., Ronald L. Samuels, Gary L. Scott, Reese L. Smith, III, Thomas R. Sloan, G. Kennedy Thompson and M. Terry Turner were elected as directors of the Company to hold office for a term of one year and until their successors are duly elected and qualified. In addition, at the Annual Meeting, the shareholders (i) ratified the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019, and (ii) approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 7, 2019 (the “Proxy Statement”).

The final voting results of the director elections, ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019, and the non-binding, advisory approval of compensation for the Company's named executive officers, which were described in more detail in the Proxy Statement, are set forth below.

(1) Each director nominee was elected by the following tabulation:

	For	Against	Abstain	Broker Non-Votes
Abney S. Boxley, III	57,225,942	396,691	987,099	11,526,406
Charles E. Brock	57,476,479	140,224	993,029	11,526,406
Renda J. Burkhart	57,477,388	141,320	991,024	11,526,406
Gregory L. Burns	56,806,372	796,143	1,007,217	11,526,406
Richard D. Callicutt, II	57,038,289	561,829	1,009,614	11,526,406
Marty G. Dickens	56,993,084	383,135	1,233,513	11,526,406
Thomas C. Farnsworth, III	57,327,902	307,146	974,684	11,526,406
Joseph C. Galante	57,487,382	130,024	992,326	11,526,406
Glenda Baskin Glover	57,306,596	314,228	988,908	11,526,406
David B. Ingram	57,501,170	129,883	978,679	11,526,406
Robert A. McCabe, Jr.	57,042,677	581,807	985,248	11,526,406
Ronald L. Samuels	57,049,845	568,875	991,012	11,526,406
Gary L. Scott	57,062,700	554,067	992,965	11,526,406
Reese L. Smith, III	57,420,526	199,883	989,323	11,526,406
Thomas R. Sloan	57,469,197	165,691	974,844	11,526,406
G. Kennedy Thompson	57,284,911	335,207	989,614	11,526,406
M. Terry Turner	57,466,985	161,223	981,524	11,526,406

(2) The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved by the following tabulation:

For	Against	Abstain
68,397,395	752,601	986,142

(3) The non-binding, advisory basis, vote on the compensation of the Company’s named executive officers was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
55,793,623	1,592,803	1,223,306	11,526,406

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By: /s/ Harold R. Carpenter                                                Name: Harold R. Carpenter
        Title:    Executive Vice President and
Chief Financial Officer

Date:    April 22, 2019